Exhibit 99.1

PRL Developpement, S.A.S.

Consolidated Financial Statements

December 31, 2007, 2006 and 2005

PRL DEVELOPMENT

A simplified business association with capital of EUR 693,000

Head office:  96-98 avenue Raymond Poincaré — 75016 Paris

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

AUDITOR’S SPECIAL REPORT

CAPROGEG AUDIT

An accounting and auditing firm

RC Paris B 998 165 906 —

Head office
47 rue de Courcelles	Tel.: 01 53 89 02 40
75008 Paris	Fax: 01 53 89 02 49
bmiquel@caprogec.com

PRL DEVELOPPEMENT

A Simplified Business Association with capital of EUR 693,000

Head Office:  96-98 avenue Raymond Poincaré — 75016 Paris

AUDITOR’S SPECIAL REPORT

CONCERNING THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

Dear Sir:

Further to your request and in our capacity as your company’s auditor, we audited the consolidated financial statements for the fiscal year ended on December 31, 2007, as they are appended to this report.

We performed our audit in accordance with the professional standards adopted in France; these standards require us to plan and perform out audit in order to obtain a reasonable assurance that the annual financial statements do not comprise any significant misstatements.  An audit consists in analyzing, on a test basis, the audit evidence supporting the data contained in the financial statements.  It also consists in assessing the accounting principles followed and the significant estimates used to draw up the financial statements and to assess their overall representation.  We feel that our audit provides a reasonable basis for the opinion expressed below.

We certify that these consolidated financial statements provide a faithful picture in all significant aspects of the financial situation of the entities included in the scope of consolidation as of December 31, 2007, and the result of their operations for the fiscal year that ended on this date.

Furthermore, we certify that the audit standards used to audit these financial statements conform to the generally accepted audit standards in the United States of America.

Done in Paris on June 30, 2008

Bertrand MIQUEL

Statutory Auditor

PRL DEVELOPPEMENT

A Simplified Business Association with capital of EUR 693,000

Head Office:  96-98, Avenue Raymond Poincaré

75116 PARIS

R.C.S. PARIS B 382 312 700

CONSOLIDATED FINANCIAL STATEMENTS AS OF 12/31/2007

		(Unaudited)
BALANCE SHEET — ASSETS	Dec. 31, 2007	Dec. 31, 2006

Grants, patents and similar rights	0	0
Other tangible assets	0	0
Equity interests (mcs)	11,750,000	11,750,000
Subtotal	11,750,000	11,750,000
Goodwill	0	0
Outstanding credit (*)	2,203,723	3,059,055
Other receivables	0	29,017
Cash and cash equivalents	985,985	192,103
Prepaid expenses	2,837	2,755
Subtotal	3,192,545	3,282,930
Grand total	14,942,545	15,032,931

BALANCE SHEET — LIABILITIES	Dec. 31, 2007	Dec. 31, 2006

Capital	693,000	693,000
Reserves and carry forward	9,877,646	7,207,405
Result for the period	2,968,611	2,670,241
Subtotal	13,539,257	10,570,646

Provisions and expenses	958,524	848,062
Borrowing and debts with credit institutions (*)	223,744	3,361,336
Accounts payable	83,519	85,852
Tax and social security liabilities	62,128	88,280
Other liabilities	75,373	78,755

Grand total	14,942,545	15,032,931

prl-ubn (€)

		(Unaudited)
	Dec. 31, 2007 Totals	Dec. 31, 2006

OPERATING INCOME
Sales of goods	0	0
Provision of services	0	0
Financial income — banking	1,835,896	1,717,001
Financial expenses — banking	-4,463	-5,012
Other income	0	0
Reversals of provisions / transfer of expenses	0	0
Total (1)	1,831,433	1,711,989

OPERATING EXPENSES
Purchases of real estate lots	0	0
Change in inventory	0	0
Other outside purchases and expenses	-722,198	-758,482
Taxes	-5,329	-173
Wages and payroll taxes	-101,396	-123,121
Depreciation/fixes assets	0	0
Depreciation of deferred expenses	0	0
Allocations to provisions for risks and expenses	0	0
Routine management expenses	0	0
Total (2)	-828,923	-881,776

Corrections of receivables
Unrecoverable receivables	-5,010,293	-4,182,289
Allocations to provisions	-177,330	-139,127
Reversals of provisions	6,789,833	6,155,839
Bad debts written off and subsequently collected	145,230	107,167
Total (3)	1,747,440	1,941,590

FINANCIAL INCOME	1,200,000	1,000,000
FINANCIAL EXPENSES	-70,404	-241,746

FINANCIAL EARNINGS	1,129,596	758,254

INCOME BEFORE EXCEPTIONAL ITEMS AND TAXES	3,879,546	3,520,057

NON-RECURRING INCOME
From management operations	3,664	0
Reversals of provisions for securities	-1	0
NON-RECURRING EXPENSES
Net book values assets disposed of	0	0
On management operations	0	0

NON-RECURRING EARNINGS	3,663	0

INCOME TAX	-914,598	-859,817

DEPRECIATION OF CONSOLIDATED GOODWILL	0	0

NET CONSOLIDATED EARNINGS	2,968,611	2,670,241

PRL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEAR ENDED ON DECEMBER 31, 2007

Notes to the consolidated financial statements before distribution of the fiscal year ended on December 31, 2007, with a total of EUR 14,942,545 and an income statement showing a (consolidated) profit of EUR 2,968,611.

1.             CONSOLIDATION PRINCIPLES AND METHODS

1.1.         General principles:

The consolidated financial statements for the PRL DEVELOPPEMENT Group were prepared in accordance with the provisions of CRC Regulation 99.02 concerning consolidated financial statements.

1.1.1.      Information related to the scope of consolidation

a)  Consolidated companies:

The scope of consolidation for fiscal year 2007 is as follows:

-      UBN

96-98 avenue Raymond Poincaré — 75016 PARIS

SIRET No.:  542 037 114 00064

b) Percentage of control and consolidation method

-      Percentage of control:

•      UBN                           100%

-      Consolidation method:    full

1.1.2.  Accounting principles:

                a)  Full method:

Elimination of the reciprocal accounts and flows from the items of the balance sheet and from the income statement.

b)  Treatment of goodwill on acquisition:

Positive goodwill recorded at the time of acquisition of the UBN shares, i.e., EUR 112,813 accounted for as intangible assets was depreciated over two fiscal years. This goodwill was completely depreciated on December 31, 2004.

PRL

Financial statements s of 12/31/2007

CHANGES IN THE NET SITUATION

In thousands of euros

	12/31/2006	ALLOCATION RESULT 2006	OTHER MOVEMENTS	12/31/2007

Capital	693		—	693
Reserves	7,208	2,670	—	9,878
Result for the fiscal year	2,670	(2,670)	—	2,968
TOTAL	10,571	0	—	13,539

PRL

Financial statements as of 12/31/2007

CLIENT CREDIT AND PROVISIONS

Credits granted to clients are recorded as assets at their face value, net of provisions and co-participants.

If a probable risk of partial or total non-recovery appears for the outstanding amounts plus the balance of the initial credit, provisions are set up through withdrawals from the general fixed provision allocated for this purpose during fiscal year 1995.

The balance of this provision must make it possible to cover the residual net risks of any kind adequately.

As a result, the net expenses for the fiscal year for these same risks of non-recovery are covered by withdrawal from this fixed general provision.

On the other hand, reversals of provisions concern collections or debts written off as losses that were previously covered by provisions.

TAX CONSOLIDATION

In accordance with the provisions of article 68 of finance act No. 87.1060 of December 30, 1987, UBN opted as of January 1, 2005, for the tax consolidation system and was included in the tax consolidation perimeter of the PRL Developpement Group; since PRL Developpement Group is liable only for the corporate tax for the Group, UBN never recorded any tax expenses for fiscal year 2007.

PRL

Financial statements as of 12/31/2007

CHANGE IN DEPRECIATION AND PROVISIONS FOR FIXED ASSETS

In thousands of euros

	12/31/2007	12/31/2006	CHANGE
Equipment	0	290	-290
Intangible assets excluding operations	0	12	-12
Tangible assets excluding operations	0	0	0

SUBTOTAL	0	302	-302

TOTAL NET FIXED ASSETS	0	0	0

CHANGE IN OUTSTANDING CREDITS

In thousands of euros

	12/31/2006	CANCELLATIONS	COLLECTIONS	12/31/2007
Healthy and outstanding	1.85		-0.42	1.43

Disputed	55.15	0.1	-7.24	48.01

TOTAL	57	0.1	-7.66	49.44

PRL

Financial statements as of 12/31/2007

PROVISIONS FOR DOUBTFUL DEBTS AND BANKING RISKS

In thousands of euros

	12/31/2006	CHANGE — FISCAL YEAR					12/31/2007
		TRANSFERS	WITHDRAWALS	ALLOCATIONS	USES	REVERSALS
Capital	44.04	-6.44					37.6
Interest	9.92			0		-0.29	9.63
Fixed	0	6.44	0			-6.44	0
Risks and expenses (Liabilities)	0.96			0.17		-0.06	0.97

TOTAL	54.82	0	0	0.17	0	-6.79	48.2

AVERGE WORKFORCE

	SALARIED PERSONNEL	PERSONNEL MADE AVAILABLE
Executives	0.5
Supervisors
Employees

WORK FORCE	0.5

PRL DEVELOPPEMENT

CONSOLIDATED ANNUAL FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006

A business corporation [société anonyme]

with capital of EUR 693,000

Corporate Headquarters:  96-98 avenue Raymond Poincaré

75016 PARIS

PRL DEVELOPPEMENT

CONTENTS

• Balance sheet as of December 31, 2006	p. 1 and 2

• Income statement from January 1, 2006 to December 31, 2006	p. 3

• Notes	p. 4 & 5

• Itemized balance sheet accounts	p. 6 to 9

• Itemized income statement	p. 10

PRL GROUP

Balance Sheet – Assets

		As of Length		12/31/06	12/31/05
			Deprec. &	12 months	12 months
		Gross	Prov.	Net	Net
Capital, subscribed, not called
FIXED ASSETS
Intangible assets
Setup costs
Research and Development costs
Grants, patents and similar rights		112,813	112,813
Goodwill
Other intangible assets
Advances and installments
Tangible assets
Property
Buildings
Plant and equipment
Other tangible assets		289,675	289,657
Construction work in progress
Advances and installments
Long-term investments
Equity interests		11,750,000		11,750,000	11,750,000
Attached receivables
Other fixed investments
Loans granted
Other long-term investments
TOTAL	(I)	12,152,488	402,488	11,750,000	11.750,000
CURRENT ASSETS
Inventories and production in progress
Goodwill, excluding operations		12,196	12,196
Outstanding credit		57,016,501	53,967,445	3,059,055	4,830,881

Advances and installments paid on orders
Operating receivables
Accounts receivable
Other receivables		29,017		29.017	143,286
Capital subscribed & called, not paid
Investment securities
including own shares
Cash and cash equivalents		192,103		192,103	103,027
ACCRUALS ASSET ACCOUNT
Prepaid expenses		2,755		2,775	3,587
TOTAL	(II)	57,252,572	53,969,641	3,282,931	5,080,780
Deferred expenses	(III)
Bond redemption premiums	(IV)
Currency translation adjustment – assets	(V)

GRAND TOTAL	(I-V)	69,405,060	54,372,129	15,032,931	16,830,780

1

Balance Sheet – Liabilities

		12/31/06	12/31/05
	As of	12 months	12 months
	Length	Net	Net
EQUITY CAPITAL
Capital (Including paid:		693,000	693,000
Issue, merger, contribution premiums
Revaluation reserve
Reserves
Legal reserve
Statutory or contractual reserves
Regulated reserves
Consolidated reserves		7,207,405	4,929,623
Carry forward
PROFIT FOR THE FISCAL YEAR		2,670,241	2,277,782
Investment subsidies
Regulated provisions

TOTAL	(I)	10,570,646	7,900,405

OTHER EQUITY CAPITAL
Income from issues of participating securities
Conditional advances

TOTAL	(II)
PROVISIONS FOR RISKS AND EXPENSES
Provisions for risks		848,062	1,219,615
Provisions for expenses

TOTAL	(III)	848,062	1,219,615

LIABILITIES
Convertible bond loans
Other bond loans
Borrowing and debts with credit institutions		3,361,336	7,361,042
Misc. borrowing and financial debts
Advances and installments on orders in progress
Accounts payable		85,852	226,312
Tax and social security liabilities		88,280	18,305
Liabilities on fixed assets and related accounts
Other liabilities		78,755	105,102

ACCRUALS LIABILITY ACCOUNT
Deferred income
TOTAL	(IV)	3,614,223	7,710,761
Currency translation adjustment – Liabilities	(V)

GRAND TOTAL	(I-V)	15,032,931	16,830,780

2

PRL DEVELOPPEMENT

ITEMIZED CONSOLIDATED INCOME STATEMENT

	Dec. 31, 2006	Dec. 31, 2005
OPERATING INCOME
Services provided
Financial income – banking	1,717,001	1,646,299
Financial expenses – banking	-5,012	-50,926
Other income
Share of joint operations
Income from receivables
Reversals of provisions/Transfer of expenses
Total (1)	1,711,989	1,595,372
OPERATING EXPENSES
Other outside purchases and expenses	-758,482	-1,227,340
Taxes and similar payments	-173	5,294
Wages and salaries	-95,626	-84,033
Payroll taxes	-27,495	-35,978
Depreciation/fixed assets
Depreciation deferred expenses
Contributions to provisions for risks and expenses
Misc. routine management expenses/unrecoverable receivables
Total (2)	-881,775	-1,342,058
ADJUSTMENT OF RECEIVABLES VALUE
Unrecoverable receivables	-4,182,289	-8,210,622
Allocations to provisions	-139,127	-568,382
Reversals of provisions	6,155,839	10,834,720
Collection of written-down debt	107,167	161,656
Net capital loss disposal of real property excluding operation
Total (3)	1,941,591	2,217,372

FINANCIAL INCOME	1,000,000	750,000

FINANCIAL EXPENSES	-241,746	-142,583

FINANCIAL PROFIT/LOSS	758,254	607,417

NON-RECURRING INCOME	3,530,058	3,078,104
on management operations
Income from disposals of assets
Reversal of provisions for securities
Reversal of provisions for risks

NON-RECURRING EXPENSES
Provisions for risk / non-recurring depreciation
Net book value of assets disposed of
On capital operations
On management operations
Non-recurring depreciation of fixed assets

NON-RECURRING PROFIT/LOSS	0	0

DEPRECIATION OF GOODWILL ON ACQUISITION	0	0

TAX ON PROFITS	-859,817	-800,322

NET PROFIT/LOSS FOR THE ENTIRE GROUP	2,670,241	2,277,782

3

PRL DEVELOPPEMENT

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEAR ENDED ON DECEMBER 31, 2006

Notes to the consolidated balance sheet, before allocation of the fiscal year ended on December 31, 2006, totaling EUR 15,032,931 and to the income statement for the fiscal year showing a profit (Group share) of EUR 2,670,241.

1.	CONSOLIDATATION PRINCIPLES AND METHODS:

1.1.	General principles:

The consolidated financial statements for the PRL DEVELOPPEMENT Group were prepared in accordance with the provisions of Rule CRC 99.02 on consolidated financial statements.

1.1.1.  Information concerning the scope of consolidation

a)  Consolidated companies:

The scope of consolidation for fiscal year 2006 is as follows:

•	UBN
96-98 avenue Raymond Poincaré – 75016 PARIS
SIRET No.: 542 037 114 00064

b)  Percent control and consolidation method

•	Percentage of control:

	UBN	100%

•	Consolidation method:	full

1.1.2.  Accounting principles:

a)   Full consolidation method:

Elimination of the financial statements and reciprocal flows in the items of the balance sheet and the income statement.

c)  Handling of goodwill on acquisition:

Positive goodwill on acquisition recorded at the time of acquisition of the UBN shares, i.e., EUR 112,813 accounted for as intangible assets, was depreciated over two fiscal years.  This goodwill was fully depreciated on December 31, 2004.

4

PRL DEVELOPPEMENT

d)  Other methods

The other accounting methods are those used to close prepare the financial statements for the companies included in the scope of consolidation.

5

PRL GROUP

Itemized Balance Sheet – Assets

Closed on	12/31/06	12/31/05
Length	12 months	12 months

FIXED ASSETS

Grants, patents, similar rights
Goodwill on acquisition ubn	112,813.00	112,813.00
Depreciation of goodwill on acquisition ubn	-112,813.00	-112,813.00

Other tangible assets
Other tangible assets	289,675.11	579,350.21
Depreciation of other tangible assets	289,675.12	-579,350.21

Total

Long-term investments
Equity interests
Mcs shares	11,750,000.00	11,750,000.00
Total	11,750,000.00	11,750,000.00

TOTAL I	11,749,999.99	11,750,000.00

CURRENT ASSETS

Inventories and work in progress
Raw materials and other supplies
Goodwill excluding ops. ubn	12,195.92	12,195.92
Prov. for impairment goodwill ubn	-12,195.92	-12,195.92

Goods in production
Loans	1,083,626.98	1,650,223.47
Doubtful loans	55,930,895.75	62,779,510.98
Interest accrued on loans	1,978.00	3,751.00
Prov. for loan impairment	-53,957,445.28	-59,602,604.90

Total	3,059,055.45	4,830,880.55

Other receivables
Tax/social security debtors	59.5	21.00
Corporation tax		106,000.00
Other receivables	28,957.64	37,264.63

Total	29,017.14	143,285.63

Cash and cash equivalents
Cash and cash equivalents prl	7,796.40	336.37
Cash and cash equivalents ubn	184,306.70	102,691.04

Total	192,103.10	103,027.41

PREPAID EXPENSES
Prepaid expenses	2,755.02	3,586.86
Total	2,755.02	3,586.86

TOTAL II	3,282,930.71	5,080,780.45

6

PRL GROUP

Itemized Balance Sheet – Assets

Closed on	12/31/06	12/31/05
Length	12 months	12 months

GRAND TOTAL	15,032,930.70	16,839,780.45

7

PRL GROUP

Itemized Balance Sheet – Liabilities

Closed on	12/31/06	12/31/05
Length	12 months	12 months

EQUITY CAPITAL

Capital
Capital	693,000.00	693,000.00
Total	693,000.00	693,000.00

Other reserves
Consolidated reserves	7,207,404.66	4,929,623.16

Total	7,207,404.66	4,929,623.16

PROFIT/LOSS FOR THE FISCAL YEAR	2,670,241.17	2,277,781.50
Total	2,670,241.17	2,277,781.50

TOTAL I	10,570,645.83	7,900,404.66
PROVISIONS FOR RISKS AND EXPENSES

Provisions for risks
Provisions for risks ubn	848,062.00	1,219,614.65
Total	848,062.00	1,219,614.65

TOTAL III	848,062.00	1,219,614.65
LIABILITIES

Borrowing, debts with credit institutions
Besv borrowing	3,000,000.00	7,000,000.00
Coparticipants ubn	308,633.01	300,193.06
Accrued interest besv borrowing	52,601.67	60,589.68
Accrued interest prl	101.18	259.22

Total	3,361,335.86	7,361,041.96

Suppliers
Supplier	66,849.39	208,815.80
Total	66,849.39	208,815.80

Suppliers: related accounts
Supplier invoices not yet received	19,002.49	17,496.16
Total	19,002.49	17,496.16

Tax and social security liabilities
Tax and social security liabilities	16,959.36	18,304.95
Corporation tax	71,321.00
Total	88,280.36	18,304.95

Other liabilities
Misc. creditors	78,754.77	105,102.27
Total	78,754.77	105,102.27

TOTAL IV	3,614,222.87	7,710,761.14

8

PRL GROUP

Itemized Balance Sheet – Liabilities

Closed on	12/31/06	12/31/05
Length	12 months	12 months

GRAND TOTAL	15,032,930.70	15,830,780.00

9

PRL DEVELOPPEMENT

ITEMIZED CONSOLIDATED INCOME STATEMENT    Dec. 31, 2006

	PRL	UBN	Elim. recip. ops.	TOTALS
OPERATING INCOME
Services provided
Financial income – banking		1,717,001		1,717,001
Financial expenses – banking		-5,012		-5,012
Self-constructed assets
Other income
Income from receivables
Reversals of provisions/Transfer of expenses
Total (1)	0	1,711,989		1,711,989
OPERATING EXPENSES
Other outside purchases and expenses	-4,138	-754,344		-758,482
Taxes and similar payments	-3,702	3,529		-173
Wages and salaries		-95,625		-95,625
Social security and tax liabilities		-27,495		-27,495
Depreciation/fixed assets
Depreciation deferred expenses
Allocations to provisions for risks and expenses
Misc. routine management expenses
Total (2)	-7,840	-873,935		-881,775
ADJUSTSMENTS OF RECEIVABLES VALUES
Unrecoverable receivables		-4,182,289		-4,182,289
Allocations to provisions		-139,127		-139,127
Reversals of provisions		6,155,839		6,155,839
Collection of written-down debt		107,167		107,167
Net capital loss disposal of real property excluding operation
Total (3)	0	1,941,591		1,941,591

FINANCIAL INCOME	1,000,000	817,218	-817,218	1,000,000

FINANCIAL EXPENSES	-817,218	-241,748	817,218	-241,748

FINANCIAL PROFIT/LOSS	174,942	3,355,116		3,530,058

NET EARNINGS BEFORE TAXES

NON-RECURRING INCOME
on management operations
Income from disposals of fixed assets
Reversal of provisions for fixed assets
Reversal of provisions for risks
NON-RECURRING EXPENSES
Provisions for expenses
Net book value of assets disposed of
On capital operations
On management operations

NON-RECURRING PROFIT/LOSS	0	0		0

DEPRECIATION OF GOODWILL ON ACQUISITION	0	0		0

TAX ON PROFITS	-859,017	0		-859,017

NET PROFIT/LOSS FOR THE ENTIRE GROUP	-884,875	3,355,116		2,670,241

10

PRL DEVELOPPEMENT

CONSOLIDATED ANNUAL FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005

A business corporation [société anonyme]

with capital of EUR 693,000

Corporate Headquarters:  96-98 avenue Raymond Poincaré

75016 PARIS

PRL DEVELOPPEMENT

CONTENTS

• Balance sheet as of December 31, 2005	p. 1 and 2

• Income statement from January 1, 2005 to December 31, 2005	p. 3

• Notes	p. 4 & 5

• Itemized balance sheet accounts	p. 6 to 9

• Itemized income statement	p. 10

PRL GROUP

Balance Sheet – Assets

		As of Length		12/31/05	12/31/04
			Deprec. &	12 months	12 months
		Gross	Prov.	Net	Net
Capital, subscribed, not called
FIXED ASSETS
Intangible assets
Setup costs
Research and Development costs
Grants, patents and similar rights		112,813	112,813
Goodwill
Other intangible assets
Advances and installments
Tangible assets
Property
Buildings
Plant and equipment
Other tangible assets		579,350	579,350
Construction work in progress
Advances and installments
Long-term investments
Equity interests		11,750,00		11,750,000
Attached receivables
Other fixed investments
Loans granted
Other long-term investments
TOTAL	(I)	12,442,163	692,163	11,750,000
CURRENT ASSETS
Inventories and production in progress
Goodwill, excluding operations		12,196	12,196
Outstanding credit		64,433,485	59,602,605	4,830,881	6,257,903

Advances and installments paid on orders
Operating receivables
Accounts receivable					5,388
Other receivables		143,286		143,286	28,958
Capital subscribed & called, not paid
Investment securities including own shares
Cash and cash equivalents		103,027		103,027
ACCRUALS ASSET ACCOUNT
Prepaid expenses		3,587		3,587
TOTAL	(II)	64,595,581	59,614,801	5,080,780	7,520,180
Deferred expenses	(III)
Bond redemption premiums	(IV)
Currency translation adjustment – assets	(V)

GRAND TOTAL	(I-V)	77,137,744	60,306,964	16,830,780	7,520,180

PRL GROUP

Balance Sheet – Liabilities

	As of	12/31/05	12/31/04
	Length	12 months	12 months
EQUITY CAPITAL
Capital (Including paid: 693,000)		693,000	693,000
Issue, merger, contribution premiums
Revaluation reserve
Reserves
Legal reserve
Statutory or contractual reserves
Regulated reserves
Consolidated reserves		4,929,623	2,298,947
Carry forward
PROFIT FOR THE FISCAL YEAR		2,277,782	2,630,676
Investment subsidies
Regulated provisions

TOTAL	(I)	7,900,405	5,622,623

OTHER EQUITY CAPITAL
Income from issues of participating securities
Conditional advances

TOTAL	(II)

PROVISIONS FOR RISKS AND EXPENSES
Provisions for risks		1,219,615	946,276
Provisions for expenses

TOTAL	(III)	1,219,615	946,276

LIABILITIES
Convertible bond loans
Other bond loans
Borrowing and debts with credit institutions		7,361,042	326,206
Misc. borrowing and financial debts
Advances and installments on orders in progress
Accounts payable		226,312	44,386
Tax and social security liabilities		18,305	518,930
Liabilities on fixed assets and related accounts
Other liabilities		105,102	61,759

ACCRUALS LIABILITY ACCOUNT
Deferred income
TOTAL	(IV)	7,710,761	951,281
Currency translation adjustment – Liabilities	(V)

GRAND TOTAL	(I-V)	16,830,780	7,520,180

PRL DEVELOPPEMENT

ITEMIZED CONSOLIDATED INCOME STATEMENT

	Dec. 31, 2005	Dec. 31, 2004
OPERATING INCOME
Real property sales		900,000
VAT on margin		-42,359
Services provided		42,541
Financial income – banking	1,646,299	1,648,561
Financial expenses – banking	-50,926	-22,496
Other income		2145
Share of joint operations
Income from receivables
Reversals of provisions/Transfer of expenses
Total (1)	1,595,372	2,528,392
OPERATING EXPENSES
Purchase of real property
Inventory changes		-641,519
Other outside purchases and expenses	-1,227,340	-1,375,840
Taxes and similar payments	5,294	-25,809
Wages and salaries	-84,033	-85,688
Payroll taxes	-35,978	-21,473
Depreciation/fixed assets
Depreciation deferred expenses
Contributions to provisions for risks and expenses
Misc. routine management expenses/unrecoverable receivables		-1
Total (2)	-1,342,058	-2,130,331
ADJUSTMENT OF RECEIVABLES VALUE
Unrecoverable receivables	-8,210,622	-7,748,435
Allocations to provisions	-568,362	-323,465
Reversals of provisions	10,834,720	11,326,890
Collection of written-down debt	161,656	350,938
Net capital loss disposal of real property excluding operation		-28,600
Total (3)	2,217,372	3,577,328

FINANCIAL INCOME	750,000	3,599

FINANCIAL EXPENSES	-142,583	-77,246

FINANCIAL PROFIT/LOSS	607,417	-73,647

NON-RECURRING INCOME	3,078,104	3,901,741
on management operations		2,612
Income from disposals of assets
Reversal of provisions for securities
Reversal of provisions for risks

NON-RECURRING EXPENSES
Provisions for risk / non-recurring depreciation
Net book value of assets disposed of
On capital operations
On management operations
Non-recurring depreciation of fixed assets

NON-RECURRING PROFIT/LOSS	0	2,612

DEPRECIATION OF GOODWILL ON ACQUISITION	0	-56,407

TAX ON PROFITS	-800,322	-1,217,270

NET PROFIT/LOSS FOR THE ENTIRE GROUP	2,277,782	2,630,676

PRL DEVELOPPEMENT

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEAR ENDED ON DECEMBER 31, 2005

Notes to the consolidated balance sheet, before allocation of the fiscal year ended on December 31, 2006, totaling EUR 16,830,780 and to the income statement for the fiscal year showing a profit (Group share) of EUR 2,277,782.

1.             CONSOLIDATATION PRINCIPLES AND METHODS:

1.1.          General principles:

The consolidated financial statements for the PRL DEVELOPPEMENT Group were prepared in accordance with the provisions of Rule CRC 99.02 on consolidated financial statements.

1.1.1.  Information concerning the scope of consolidation

a)  Consolidated companies:

The scope of consolidation for fiscal year 2004 is as follows:

•                  UBN

96-98 avenue Raymond Poincaré – 75016 PARIS

SIRET No.:  542 037 114 00064

b)  Percent control and consolidation method

•                  Percentage of control:

UBN                                               100%

                •  Consolidation method:    full

1.1.2.  Accounting principles:

a)   Full consolidation method:

Elimination of the financial statements and reciprocal flows in the items of the balance sheet and the income statement.

c)  Handling of goodwill on acquisition:

Positive goodwill on acquisition recorded at the time of acquisition of the UBN shares, i.e., EUR 112,813 accounted for as intangible assets, was depreciated over two fiscal years.  This goodwill was fully depreciated on December 31, 2004.

PRL DEVELOPPEMENT

d)  Other methods

The other accounting methods are those used to close prepare the financial statements for the companies included in the scope of consolidation.

PRL GROUP

Itemized Balance Sheet – Assets

Closed on	12/31/05	12/31/04
Length	12 months	12 months

FIXED ASSETS

Grants, patents, similar rights
Goodwill on acquisition ubn	112,813.00	112,813.06
Depreciation of goodwill on acquisition ubn	-112,813.00	-112,813.06

Other tangible assets
Other tangible assets	579,350.21	579,350.21
Depreciation of other tangible assets	-579,350.21	-579,350.21

Total

Long-term investments
Equity interests
Mcs shares	11,750,000.00
	11,750,000.00
Total

TOTAL I	11,750,000.00

CURRENT ASSETS

Inventories and work in progress
Raw materials and other supplies
Goodwill excluding ops. ubn	12,195.92	12,195.92
Prov. for impairment goodwill ubn	-12,195.92	-12,195.92

Goods in production
Loans	1,650,223.47	2,667,635.83
Doubtful loans	62,779,510.98	73,726,203.36
Interest accrued on loans	3,751.00	6,346.00
Prov. for loan impairment	-59,602,604.90	-70,142,281.74

Total	4,830,880.55	6,257,903.45

Account Receivables		5,388.42
Debtors receivables		5,388.42

Other receivables	21.00
Tax/social security debtors	106,000.00
Corporation tax	37,264.63	28,957.62
Other receivables

Total	143,285.63	28,957.62
Other securities
Ubn money-market funds		1,221,206,11
Total		1,221,206.11

Cash and cash equivalents
Cash and cash equivalents prl	336.37	1,911.12
Cash and cash equivalents ubn	102,691.04	1,789.60

Total	103,027.41	3,700.72

PREPAID EXPENSES
Prepaid expenses	3,586.86	3,023.44
Total	3,586.86	3,023.44

TOTAL II	5,080,780.45	7,520,179.76

PRL GROUP

Itemized Balance Sheet – Assets

Closed on	12/31/06	12/31/05
Length	12 months	12 months

GRAND TOTAL	16,830,780.45	7,520,179.76

PRL GROUP

Itemized Balance Sheet – Liabilities

Closed on	12/31/05	12/31/04
Length	12 months	12 months

EQUITY CAPITAL

Capital
Capital	693,000.00	693,000.00
Total	693,000.00	693,000.00

Other reserves
Consolidated reserves	4,929,623.16	2,298,947.17

Total	4,929,623.16	2,298,947.17

PROFIT/LOSS FOR THE FISCAL YEAR	2,277,781.50	2,630,675.99
Total	2,277,781.50	2,630,675.99

TOTAL I	7,900,404.66	5,622,623.16
PROVISIONS FOR RISKS AND EXPENSES

Provisions for risks
Provisions for risks ubn	1,219,614.65	946,276.03
Total	1,219,614.65	946,276.03

TOTAL III	1,219,614.65	946,276.03
LIABILITIES

Borrowing, debts with credit institutions
Besv borrowing	7,000,000.00
Coparticipants ubn	300,193.06	303,520.41
Accrued interest besv borrowing	60,589.68
Accrued interest prl	259.22	170.00
Ubn bank		22,515.65
Total	7,361,041.96	326,206.66

Accounts payable	208,815.80	23,239.24
Accounts payable	208,815.80	23,239.24
Total

Suppliers: related accounts
Supplier invoices not yet received	17,496.16	21,146.57
Total	17,496.16	21,146.57

Tax and social security liabilities
Tax and social security liabilities	18,304.95	20,104.50
Corporation tax		498,825.00
Total	18,304.95	518,929.50

Other liabilities
Misc. creditors	105,102.27	61,759.20
Total	105,102.27	61,759.20

TOTAL IV	7,710,761.14	951,280.57

PRL GROUP

Itemized Balance Sheet – Liabilities

Closed on	12/31/05	12/31/04
Length	12 months	12 months

GRAND TOTAL	16,830,780.45	7,520,179.75

PRL  DEVELOPPEMENT

ITEMIZED CONSOLIDATED INCOME STATEMENT    Dec. 31, 2005

	PRL	UBN	Elim. recip. ops.	TOTALS
OPERATING INCOME
Real property sales
VAT on margin
Financial products – banking		1,646,299		1,646,299
Financial expenses – banking		-50,926		-50,926
Capitalized production costs
Other income
Income from receivables
Reversals of provisions/Transfer of expenses
Total (1)	0	1,585,372		1,585,372
OPERATING EXPENSES
Purchase of real property
Inventory changes
Other outside purchases and expenses	-11,343	-1,215,998		.1,227,340
Taxes and similar payments	-13,768	19,062		5,294
Wages and salaries		-84,033		-84,033
Social security and tax liabilities		-35,978		-35,978
Depreciation/fixed assets
Depreciation deferred expenses
Allocations to provisions for risks and expenses
Misc. routine management expenses
Total (2)	-25,111	-1,315,947		-1,342,058
ADJUSTMENTS OF RECEIVABLES VALUES
Unrecoverable receivables		-8,210,622		-8,210,622
Allocations to provisions		-568,382		-568,382
Reversals of provisions		10,834,720		10,834,720
Collection of written-down debt		161,656		161,656
Net capital loss disposal of real property excluding operation
Total (3)	0	2,217,372		2,217,372

FINANCIAL INCOME	750,000	364,269	-364,269	750,000

FINANCIAL EXPENSES	-364,741	-142,111	364,269	-142,583

FINANCIAL PROFIT/LOSS	385,259	222,158		607,417

NET EARNINGS BEFORE TAXES	360,148	2,717,956		3,078,104

NON-RECURRING INCOME
on management operations
Income from disposals of fixed assets
Reversal of provisions for fixed assets
Reversal of provisions for risks
NON-RECURRING EXPENSES
Provisions for expenses
Net book value of assets disposed of
On capital operations
On management operations

NON-RECURRING PROFIT/LOSS	0	0		0

DEPRECIATION OF GOODWILL ON ACQUISITION	0	0		0

TAX ON PROFITS	-800,322	0		-800,322

NET PROFIT/LOSS FOR THE ENTIRE GROUP	-440,174	2.717,956	0	2,277,782